February 7, 2001

Burlington Resources Inc.
5051 Westheimer
Houston, TX  77056-2124

Re:  6.680% Notes due February 15, 2011

Ladies and Gentlemen:

     We have acted as special United States tax counsel to Burlington Resources Inc. ("Burlington Resources"), a corporation organized under the laws of Delaware, and Burlington Resources Finance Company, an unlimited liability company organized under the laws of Nova Scotia, Canada, in connection with the issuance by Burlington Resources Finance Company of the 6.680% Notes due February 15, 2011 (the "Notes"), which are irrevocably and unconditionally guaranteed by Burlington Resources. At your request, we are rendering our opinion concerning the principal United States federal income tax consequences regarding the issuance of the Notes. In connection therewith, we reviewed copies of the Registration Statement (as defined below), as well as the related forms of the Indenture, Guarantee Agreement, and Note which will be incorporated by reference into the Registration Statement by the filing of a Form 8-K on the date hereof containing such exhibits.

     This opinion letter is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder and administrative and judicial interpretations thereof, in each case, as in effect and available on the date hereof. We assume that the obligations contained in the operative documents for the Notes described in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement to which this opinion relates and is incorporated by reference (the "Registration Statement") will be performed in accordance with the terms described therein.

     Based on the foregoing and subject to the assumptions, qualifications and limitations contained therein, we hereby confirm our opinion contained in the Prospectus Supplement under the caption "United States Federal Income Tax Considerations."

     We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

     We hereby consent to the filing of this opinion as an exhibit to a Form 8-K to be incorporated by reference into the Registration Statement and the reference to us under the caption "United States Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                            Very truly yours,


                                            /s/ White & Case LLP
                                            --------------------------





JWD:SGW


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